Execution Version
Exhibit 10.8

TECHNICAL AMENDMENT
(AMENDMENT NO. 1 TO CREDIT AGREEMENT)

TECHNICAL AMENDMENT (this “Agreement”), dated as of March 14, 2025, among XPO, INC., a Delaware corporation (“Borrower”), the other Subsidiaries of Borrower party hereto, and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”), relating to the Revolving Credit Agreement, dated as of February 26, 2025 (as heretofore amended, amended and restated, extended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Borrower, the other Subsidiaries of Borrower from time to time party thereto, the Lenders from time to time party thereto and the Agent.
RECITALS:
WHEREAS, Borrower and Agent desire to correct the mechanics for calculating the Commitment Fee under Section 2.7(b) of the Credit Agreement; and
WHEREAS, pursuant to Section 12.2(i) of the Credit Agreement, technical and conforming modifications to the Loan Documents may be made with the consent of Borrower and Agent (but without the consent of any Lender) to the extent necessary to cure any ambiguity, omission, defect or inconsistency; provided, that Agent shall notify the Lenders of any such proposed modifications and no such modification shall become effective if the Requisite Lenders have objected thereto within five (5) Business Days after the delivery of such notice; and
WHEREAS, Agent provided the Lenders of notice of this Agreement on March 7, 2025, and the Requisite Lenders have not objected thereto within five (5) Business Days of such date;
NOW THEREFORE, the parties hereto hereby agree as follows:
Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
Section 2. Amendments to Loan Documents. On the Amendment No. 1 Closing Date, Section 2.7(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(b)    Borrower agrees to pay to Agent for the ratable account of each Lender a commitment fee (the “Commitment Fee”), which shall accrue at a rate equal to the Applicable Commitment Fee Percentage per annum multiplied by the daily actual amount of unused Commitments at all times during the period from and including the Closing Date to but excluding the date on which the aggregate Commitments are terminated. Accrued Commitment Fees shall be payable in arrears on the last Business Day of each March, June, September and December for the quarterly period then ended (commencing on March 31, 2025, but in the case of the payment made on such date, for the period from the Closing Date to such date) and on the date on which all of the Commitments are terminated.

Section 3. Conditions to the Amendment No. 1 Closing Date. This Agreement shall become effective on the date (such date, the “Amendment No. 1 Closing Date”) the Agent shall have received from Borrower and the Agent an executed counterpart hereof or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.
Section 4.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.
Section 5. Credit Agreement Governs. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
Section 6. Counterparts. This Agreement may be executed in any number of separate counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or Electronic Transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Any signature to this Agreement may be delivered by electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.
Section 7. Miscellaneous. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The provisions of this Agreement are deemed incorporated into the Credit Agreement as if fully set forth therein.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWER:

XPO, INC.
By: ________________________________
Name: Lorraine Sperling
Title: Senior Vice President, Treasurer

[Signature Page – Amendment No. 1 to XPO Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent
By:
Name: Title:

[Signature Page – Amendment No. 1 to XPO Revolving Credit Agreement]